APPENDIX A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Master Trust Funds

Core Bond Portfolio

Diversified Large Cap Growth Portfolio

Emerging Growth Portfolio

Inflation-Protected Bond Portfolio

International Equity Portfolio[1]

Short-Term Investment Portfolio

Small Cap Value Portfolio[2]

On February 21, 2013 the Board of Wells Fargo Master Trust approved the reorganization of the International Equity Portfolio into another Wells Fargo master portfolio.  The reorganization will occur on or about April 19, 2013.

2 On February 21, 2013 the Board of Wells Fargo Master Trust approved the reorganization of the International Small Cap Value Portfolio into another Wells Fargo master portfolio.  The reorganization will occur on or about April 19, 2013.

Most recent annual approval by the Board of Trustees:  March 29, 2013

Appendix A amended:  February 21, 2013

SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

AMENDED AND RESTATED FEE AGREEMENT

WELLS FARGO MASTER TRUST

            This amended and restated fee agreement is made as of the 31st day of March, 2001, and is amended as of the 29th day of March, 2013, by and between Wells Fargo Funds Management, LLC (the “Adviser”) and Wells Capital Management Incorporated (the “Sub-Adviser”) and

            WHEREAS, the parties and Wells Fargo Master Trust (the “Trust”) have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Schedule A to the Sub-Advisory Agreement (each a “Fund” and collectively the “Funds”).

            WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

            NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates listed for each Fund listed in Appendix A.

Name of Fund	Sub-Advisory Rate
Core Bond Portfolio	First 100M Next 200M Next 200M Over 500M	0.20% 0.175% 0.15% 0.10%
Diversified Large Cap Growth Portfolio[1]	First 100M Next 100M Next 300M Over 500M	0.35% 0.30% 0.20% 0.15%
Emerging Growth Portfolio	First 100M Next 100M Over 200M	0.55% 0.50% 0.40%
Inflation-Protected Bond Portfolio	First 100M Next 200M Next 200M Over 500M	0.20% 0.175% 0.15% 0.10%
International Equity Portfolio[2]	First 200M Over 200M	0.45% 0.40%
Short-Term Investment Portfolio	First 1B Next 2B Next 3B Over 6B	0.05% 0.03% 0.02% 0.01%
Small Cap Value Portfolio[3]	First 100M Next 100M Over 200M	0.55% 0.50% 0.40%

  On March 29, 2013, the Board of Wells Fargo Master Trust approved advisory fee changes for the Diversified Large Cap Growth Portfolio.  Effective May 1, 2013, the advisory fees will be:  First 100M 0.30%; Next 200M 0.275%; Next500M 0.25%; Over 800M 0.20%.

2              On February 21, 2013 the Board of Wells Fargo Master Trust approved the reorganization of the International Equity Portfolio into another Wells Fargo master portfolio.  The reorganization will occur on or about April 19, 2013.

3      On February 21, 2013 the Board of Wells Fargo Master Trust approved the reorganization of the International Small Cap Value Portfolio into another Wells Fargo master portfolio.  The reorganization will occur on or about April 19, 2013.

Most recent annual approval by the Board of Trustees:  March 29, 2013

Schedule A amended:  March 29, 2013

The foregoing fee schedule is agreed to as of March 29, 2013 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS MANAGEMENT, LLC

By:

       Andrew Owen

       Executive Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED

By:

      Karen Norton

      Chief Operating Officer